Exhibit 10.1

                             ALCHEMY HOLDINGS, INC.
                             3025 N.E. 188th Street
                             Aventura, Florida 33180

October 25, 1997

Board of Directors
Cigarette Racing Team, Inc.
3131 N.E. 188th Street
Aventura, Florida 33180

     Re: Letter of Intent to Acquire all Issued and Outstanding Stock of Cigarette Racing Team, Inc.

Gentlemen:

     I enjoyed our previous discussions concerning the possibility of the combination of Alchemy Holdings, Inc., (hereinafter "AHI" ) and Cigarette Racing Team, Inc., (hereinafter "CRT") in some type of acquisition or merger transaction (the "Exchange").

     Currently, AHI has 2,237,394 shares of its common stock issued and outstanding.

     The transactions described herein will be subject to shareholder and director approval of both companies and compliance with all applicable laws, rules and regulations.

     Based upon our previous discussions, the Board of Directors of AHI hereby proposes to acquire all of the issued and outstanding capital stock of CRT upon the following terms:

          1. Stock Exchange. Subject to the terms and conditions set forth in this Agreement (the "Agreement"), on the Closing Date (the "Closing Date"), (a) certain of the CRT Shareholders shall assign, transfer and deliver to AHI, free and clear of all liens, pledges, encumbrances, charges, restrictions or claims of any kind, nature or description, 1,000,000 issued and outstanding shares of capital stock of CRT, and
          (b) Exale Enterprises, Inc. shall assign, transfer and deliver to AHI, 2601,000 issued and outstanding shares of capital stock; (collectively all 3,601,000 shares of common stock of CRT, represents all of the issued and outstanding shares of CRT), which intends to acquire all of the capital stock of CRT issued and outstanding at the time of the closing, in exchange for:

          (a) 1,601,000 shares of AHI $.00l par value common stock, which shares are pledged and to be delivered to Central Manufacturing, Inc., a creditor of CRT; and

          (b) 1,000,000 shares of AHI $.00l par value common stock, which shares are being issued free and


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          clear of all liens, pledges, encumbrances, charges, restrictions or claims of any kind, nature or description; and

          (c) 1,000,000 Class "A" Warrants, $.00l par value; each Class "A" Warrant entitles the registered holder thereof to purchase one (1) share of AHI $.001 par value common stock at an exercise price of $3.00 per share; and

          (d) 1,000,000 Class "B' Warrants, $.00l par value; each Class "B" Warrant entitles the registered holder thereof to purchase one (1) share of AHI $ .001 par value common stock at an exercise price of $4.00 per share.

     It is the intent of the parties that the acquisition of CRT by AHI be structured pursuant to the provisions of Section 368 (a) (1) (A) or (B) of the Internal Revenue Code, in connection with a tax free reorganization. The shares will be issued in a non-public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended, and under corresponding applicable state law. The parties acknowledge that it is their intent, subject to the provisions hereof, that AHI acquire all of the issued and outstanding capital stock and any underlying warrants of CRT.

     In conjunction with the above stock exchange AHI will retire two million (2,000,000) shares of AHI's common stock, issued to Offshore Racing, Inc., in exchange for one million (1,000,000) warrants to purchase one million (1,000,000) shares of common stock of AHI, at an exercise price of $.20 per underlying share of AHI common stock; and a note payable of five hundred thousand ($500,000) dollars in favor of Offshore Racing, Inc.

2.       Capital Structure Following the Exchange.            In the event the Exchange is effected, we propose that the capital structure of AHI be as follows:

                  Shareholders                                Shares Owned
                  ------------                                ------------
                  Current AHI Shareholders                    2,237,394
                  CRT Shareholders                            2,601,000
                  Sub-Total                                    4,838,394
                  Retirement of Offshore Racing Stock         -2.000.000
                  Sub-Total                                    2,838,394
                  Conversion of "A Warrants"*                  1,000,000
                  Total shares outstanding*                    3,838,394
                  Conversion of "B Warrants"*                  1,000,000
                                                              ----------
                  Total shares outstanding*                    4,838,394

* - assuming the conversion of warrants to AHI common stock (not inclusive of 1,000,000 warrant at $.20 exercise price)

3. Management. Subject to shareholder approval of the entire transaction, the current management of AHI would remain and three (3) designees of CRT could be elected as directors of AHI.

4. Definitive Agreement. This Letter of Intent is a non-binding indication of the parties proposal to effect an acquisition of CRT by AHI. Subject to the fulfillment of all conditions set forth herein, the parties would enter into a definitive Agreement and Plan of Reorganization setting forth all applicable terms of the acquisition with standard


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representations and warranties. Either party hereto may, without incurring obligation or liability to the other party, terminate this Letter of Intent at any time prior to the signing of a definitive Agreement and Plan of Reorganization. Any termination of this Letter of Intent, except by its own terms, must be in writing and mailed to the other party by first class U.S. Mail.

5. Change of Name. The name of AHI will be changed in connection with the proposed acquisition to "Cigarette Racing Team, Inc." or some derivation thereof. The name change will be effected, subject to AHI shareholder approval, by filing a certificate of Amendment to AHI's Certificate of Incorporation.

6. Conditions Precedent. The acquisition of CRT by AHI proposed herein is subject to the following conditions:

     a) The approval of the proposed acquisition and related transactions by the directors and shareholders of AHI. A Special Meeting of the Shareholders of AHI will be called as soon as practical to consider the proposed acquisition.

     b) The approval of the proposed acquisition and related transactions by the directors and shareholders of CRT.

     c) Compliance with all applicable federal and state securities laws.

     d) The delivery to AHI by CRT of audited financial statements of such financial statements of CRT as are necessary to comply with the requirements of the Securities and Exchange Commission Regulation S-X.

     e) The delivery of such documents and information as are reasonably requested by each party.

     f) The execution of a definitive Agreement and Plan of Reorganization containing all representations contained herein and other representations and warranties which are standard in similar transactions.

7.   Representations.

     a) AHI and CRT will be duly organized and in good standing in their respective states or venues of organization at the time of closing.

     b) All certificates evidencing shares of AHI issued to the shareholders of CRT will be legended as restricted under Rule 144 as promulgated under the Securities Act of 1933, as amended.

     c) Each company shall deliver such documents and financial statements to the other company as is reasonably requested prior to closing of the transaction.

     d) All shares of AHI preferred stock issued in connection with the proposed acquisition, will be fully paid and non-assessable.

     e) CRT will deliver to AHI audited and other financial statements of CRT and any predecessor company


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     of CRT as may be required by Regulation S-X as promulgated by the
     Securities and Exchange Commission. CRT represents and warrants that there has been no material adverse changes in its financial position or in its status or business prospects since the date of such financial statements.

8. Information. CRT agrees to cooperate in providing and explaining the following information with respect to the transaction contemplated herein:

     a) History and business background of CRT and any subsidiary corporations. This shall include a general discussion of the business of the Company, including plans for future business, market for products, and a brief historical background of the formation or acquisition of the company and business involved.

     b) Audited and other financial statements of CRT and any predecessor of CRT, as referred to in Paragraph 8(d) of this Letter of Intent.


9. Closing. Immediately after the shareholder's meeting of AHI , provided that the shareholders of AHI approve this transaction, a closing shall be held with regard to this transaction, wherein a detailed Agreement and Plan of Reorganization shall be executed.

10. News Releases and Communications. As soon as practicable, after the date of execution hereof, AHI and CRT may issue a press release to their shareholders, the financial community, and any other interested parties describing this agreement and the proposed transaction.


11. Conduct of Business. The parties hereto hereby agree to conduct their business in accordance with the usual and normal course of business heretofore conducted by the companies. Thus, there will be no material adverse changes in the business of either company from the date hereof until the closing of this transaction and there will be no changes in either company's Articles of Incorporation or Bylaws except as described herein.

12. Assistance. All parties hereto agree to take whatever reasonable steps are required to facilitate the consummation of the transaction contemplated herein, including discussing the matter with members of the financial community, stockholders, and other interested parties and including the exchange of corporate records, documents and filings.


13. Termination. This Letter of Intent shall automatically terminate ten (10) days after the date hereof unless accepted by you and, after acceptance, shall terminate on November 15, 1997, unless extended by the parties hereto. Upon termination, neither party shall have any further obligation to the other under this agreement. However, such termination shall have no effect on the obligations created by any other document heretofore or hereafter executed by the parties hereto.

     This letter sets forth our understanding of the proposed terms of the transaction and is not a binding agreement on either party. If it represents your understanding of the terms of our preliminary agreement, please sign on the


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designated line on the following page and send us a copy.

     The Undersigned, President of Alchemy Holdings, Inc. hereby agrees this Letter of Intent sets forth our preliminary agreement regarding the matters set forth herein.

     Dated: October 25, 1997


Alchemy Holdings, Inc.

/s/ Craig N. Barrie
----------------------------

Craig N. Barrie
President


     The Undersigned, Chief Operating Officer of Cigarette Racing Team, Inc., hereby agrees this Letter of Intent sets forth our preliminary agreement regarding the matters set forth herein.

     Dated: October 25, 1997

Cigarette Racing Team, Inc.

/s/ Adam C. Schild
----------------------------

Adam C. Schild
Chief Operating Officer


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